SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               FORM 8-K

                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         September 30, 2009
                           Date of Report
               (Date of Earliest Event Reported)

                       VANHOLT GROUP, LTD.
     (Exact Name of Registrant as Specified in its Charter)

               SPINNET ACQUISITION CORPORATION
                  (Former Name of Registrant)

       Delaware                  0-53256            20-5572611
(State or other jurisdiction   (Commission         (IRS Employer
   of incorporation)           File Number)      Identification No.)

                        5027 Madison Road
                      Cincinnati, Ohio 45227
            (Address of Principal Executive Offices)

                       1504 R Street, N.W.
                    Washington, D.C. 20009
         (Former Address of Principal Executive Offices)

                         513/297-0089
                 (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On September 30, 2009, the Registrant issued 1,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at a purchase price of $.0001 per share.

ITEM 5.01 Changes in Control of Registrant

     On September 30, 2009, the following events occurred which resulted in a change of control of the Registrant:

     1. 500,000 shares of the total 1,000,000 outstanding shares of common stock of the Registrant were redeemed at par from the prior shareholders of the Registrant as follows:

                              Shares redeemed           Shares
                                                       remaining

     Tiber Creek Corporation     250,000                250,000
     IRAA Fin Serv               250,000                250,000

     2. The Registrant issued 1,000,000 shares of common stock at par to the following shareholders in the following amounts representing 66.6% of the total outstanding 1,500,000 shares of common stock:

                                Number of Shares    Percentage of Class

      Jeffrey T. Holtmeier        400,000             26.6%
      Mary Smyjunas               600,000 (1)         40.0%

     (1) Mary Smyjunas is the wife of J. Robert Smyjunas, the Chief Executive Officer, President and Secretary of the Registrant.

     3. New officers and directors were appointed and elected and the prior officer and director resigned.

     4. The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G on October 2, 2008 as updated by the Annual Report on Form 10-K filed on March 31, 2009, supplemented by the information contained in this report and as follows:

     The Registrant intends to serve as a holding company for business activities in China. The Registrant anticipates that the first of these business activities will be a real estate joint venture with a Chinese information technology company to develop and operate datacenters and global outsourcing. The Registrant is in negotiation with such Chinese company but no final terms or agreements have been reached.

     The Registrant also intends to develop joint venture opportunities in China in the energy and technology field. The Registrant has not finalized any joint venture. The Registrant has no operations nor does it currently engage in any business activities generating revenues. No assurances can be given that the Registrant will be able to accomplish its business objectives.

ITEM 5.02 Departure of Directors or Principal Officers; Election of
          Directors

     On September 30, 2009, James M. Cassidy resigned as the Registrant's president, secretary and sole director.

     On September 30, 2009, the following persons were elected to the Board of Directors of the Registrant:

          Jeffrey T. Holtmeier
          J. Robert Smyjunas

     On September 30, 2009, the following persons were appointed to the following offices of the Registrant:

          J. Robert Smyjunas       Chief Executive Officer, President
                                       and Secretary
          Jeffrey T. Holtmeier     Vice President and Treasurer

     J. Robert Smyjunas serves as the Registrant's Chief Executive Officer, President, Secretary and a director. In 2004, Mr. Smyjunas was the founder and is the Chief Executive Officer of Vandercar Holdings, Inc., a commercial/ industrial real estate development firm located in Cincinnati, Ohio. Vandercar provides development services to large national retailers and distribution centers with such clients as Walmart, Target, Sams and Home Depot. Mr. Smyjunas is also a co-founder of a real estate joint venture engaged in developing data-center parks in China.

     Jeffrey T. Holtmeier, serves as the Registrant's Vice President, Treasurer and chairman of the Board of Directors. In 2004, Mr. Holtmeier was the founder and is the Chief Executive Officer of GENext, LLC, a holding company owning subsidiaries engaged in a number of business activities in China, including technology, consulting and real estate. Mr. Holtmeier has more than 25 years of successful entrepreneurship and is a recipient of the prestigious Ernst & Young NASDAQ/USA Today 'Entrepreneur of the Year' award.

     There are no agreements or understandings for the above-named officer or directors to resign at the request of any other person and the above-named officer and directors are not acting on behalf of nor will act at the direction of any other person.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws.

     On September 30, 2009, the shareholders of the Registrant approved a change in the name of the Registrant to VanHolt Group, Ltd. and filed an amendment reflecting such change with the State of Delaware.

                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                              VANHOLT GROUP, LTD. formerly
                              SPINNET ACQUISITION CORPORATION

Date: October 1, 2009                   /s/ James M. Cassidy